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                                                                    EXHIBIT 5.1

                [Woods, Fuller, Shultz & Smith, P.C. Letterhead
                      300 South Phillips Avenue, Suite 300
                             Post Office Box 5027
                          Sioux Falls, SD 57117-5027]


January 3, 2003


Board of Managers
Whetstone Ethanol, LLC
1303 East 4th Avenue, Suite 2
Milbank, South Dakota 57252

RE:   WHETSTONE ETHANOL, LLC

Gentlemen:

      We have acted as counsel for Whetstone Ethanol, LLC, a South Dakota limited liability company (the "Company"), in connection with the preparation of a Registration Statement of Form S-4 covering the public offering and sale of up to 6,328,450 Capital Units of the Company (the "Capital Units"). We are rendering this opinion in accordance with Item 601(b)(5)(i) of Regulation S-K.

      For purposes of this opinion, we have reviewed such questions of law and examined such corporate records, certificates, and other documents as we have considered necessary or appropriate for purposes of this opinion, and we have particularly reviewed:

      1.    The Articles of Organization and Operating Agreement.

      2. All resolutions adopted by the Board of Managers of the Company deemed necessary and all minutes of the meetings of the Board of Managers deemed necessary and related to this offering, as certified by the Secretary of the Company.

      3. The Prospectus and the Registration Statement (SEC File No. 333-97215) of which it forms a part, and any amendments thereto, filed with the Securities and Exchange Commission (the "Commission") covering the Plan of Reorganization by and between Northern Growers Cooperative and the Company pursuant to which Northern Growers Cooperative will be dissolved and the capital units of the Company be distributed proportionately to the members of Northern Growers Cooperative; the written communications between our office and the Commission; the Registration Statement and the Information Statement/Prospectus as they became effective being hereinafter called the "Registration Statement" and the "Prospectus," respectively.

      4. The Officers' Certificates of even date herewith as to matters of fact.

      In connection with our examination, we have assumed that the signatures on all executed documents are genuine, all certified copies conform to the originals, and all certificates


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containing relevant facts are correct. In rendering this opinion, we have relied as to matters of fact upon certificates from officers of the Company, public officials and other sources believed by us to be reliable.

      Based on the foregoing, it is our opinion that:

      1. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of South Dakota. The Company has full power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus.

      2. All of the issued and outstanding Capital Units of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Capital Units to be issued and sold by the Company under the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Registration Statement, will have been validly issued and will be fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders.

      We are admitted to practice law in the State of South Dakota, and we express no opinion as to the laws of any jurisdiction other than the State of South Dakota and the federal laws of the United States of America.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(23)(i) of Regulation S-K under the Securities Act of 1933, as amended, and to the reference to our firm in the Registration Statement and Prospectus.



                                       Very truly yours,

                                       /s/ Woods, Fuller, Shultz & Smith P.C.

                                       WOODS, FULLER, SHULTZ & SMITH P.C.